UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 9, 2025 (May 8, 2025)

COMMUNITY HEALTH SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-15925	13-3893191
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

4000 Meridian Boulevard

Franklin, Tennessee 37067

(Address of principal executive offices)

Registrant’s telephone number, including area code: (615) 465-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	CYH	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement

2033 Notes Indenture

On May 9, 2025, CHS/Community Health Systems, Inc. (the “Issuer”), a direct, wholly owned subsidiary of Community Health Systems, Inc. (the “Company”), completed its previously announced sale and issuance of $700,000,000 aggregate principal amount of its 10.750% Senior Secured Notes due 2033 (the “2033 Notes”). The terms of the 2033 Notes are governed by an indenture, dated as of May 9, 2025, among the Issuer, the Company, the subsidiary guarantors party thereto and U.S. Bank Trust Company, National Association, as trustee and collateral agent (the “Collateral Agent”) (the “2033 Notes Indenture”).

The 2033 Notes bear interest at a rate of 10.750% per year payable semi-annually in arrears on June 15 and December 15 of each year, commencing on December 15, 2025.

The 2033 Notes are unconditionally guaranteed on a senior-priority secured basis by the Company and each of the Issuer’s current and future domestic subsidiaries that provide guarantees under the Issuer’s ABL facility (the “ABL Facility”), any capital market debt securities of the Issuer (including the Issuer’s outstanding senior notes) and certain other long-term debt of the Issuer and the guarantors.

The 2033 Notes and the guarantees are secured by (i) first-priority liens on the collateral (the “Non-ABL Priority Collateral”) that also secures on a first-priority basis the Issuer’s existing senior-priority secured notes (the “Existing Senior-Priority Secured Notes”) and (ii) second-priority liens on the collateral (the “ABL-Priority Collateral” and, together with the Non-ABL Priority Collateral, the “Collateral”) that secures on a first-priority basis the ABL Facility (and also secures on a second-priority basis the Existing Senior-Priority Secured Notes), in each case subject to permitted liens described in the 2033 Notes Indenture. The 2033 Notes are subject to the terms of three intercreditor agreements: (1) the intercreditor agreement which governs the relative rights of the secured parties in respect of the ABL Facility, the Existing Senior-Priority Secured Notes, the Issuer’s existing junior-priority secured notes (the “Existing Junior-Priority Secured Notes”) and the 2033 Notes (the “ABL Intercreditor Agreement”), (2) the intercreditor agreement which governs the relative rights of the secured parties in respect of the Existing Senior-Priority Secured Notes, the Existing Junior-Priority Secured Notes and the 2033 Notes (the “Senior-Junior Intercreditor Agreement”) and (3) the intercreditor agreement which governs the relative rights of holders of the 2033 Notes, holders of the Existing Senior-Priority Secured Notes and holders of any future obligations secured on a pari passu basis with the 2033 Notes (the “Pari Passu Intercreditor Agreement” and, together with the ABL Intercreditor Agreement and the Senior-Junior Intercreditor Agreement, the “Intercreditor Agreements”). Each of the Intercreditor Agreements restricts the actions permitted to be taken by the Collateral Agent with respect to the Collateral on behalf of the holders of the 2033 Notes.

At any time prior to June 15, 2030, the Issuer may redeem some or all of the 2033 Notes at a price equal to 100% of the principal amount of the 2033 Notes redeemed plus accrued and unpaid interest, if any, to, but excluding, the applicable redemption date plus a “make-whole” premium, as described in the 2033 Notes Indenture. On or after June 15, 2030, the Issuer may redeem some or all of the 2033 Notes at any time and from time to time at the redemption prices set forth in the 2033 Notes Indenture, plus accrued and unpaid interest, if any, to, but excluding, the applicable redemption date. In addition, at any time prior to June 15, 2030, the Issuer may redeem up to 35% of the aggregate principal amount of the 2033 Notes with the proceeds of certain equity offerings at the redemption price set forth in the 2033 Notes Indenture, plus accrued and unpaid interest, if any, to, but excluding, the applicable redemption date.

If the Company or the Issuer experiences a Change of Control (as defined in the 2033 Notes Indenture), the Issuer is required to offer to repurchase the 2033 Notes at 101% of the principal amount of the 2033 Notes plus accrued and unpaid interest, if any, to, but excluding, the date of repurchase.

The 2033 Notes Indenture contains covenants that, among other things, limit the Issuer’s ability and the ability of its restricted subsidiaries to incur or guarantee additional indebtedness, pay dividends or make other restricted payments, make certain investments, incur restrictions on the ability of the Issuer’s restricted subsidiaries that are not guarantors to pay dividends or make certain other payments, create or incur certain liens, sell assets and subsidiary stock, impair the security interests, transfer all or substantially all of the Issuer’s assets or enter into merger or consolidation transactions, and enter into transactions with affiliates. The 2033 Notes Indenture provides for customary events of default which include (subject in certain cases to customary grace and cure periods), among others, nonpayment of principal or interest, breach of other agreements in the 2033 Notes Indenture, failure to pay certain other indebtedness, failure to pay certain final judgments, failure of certain guarantees to be enforceable, failure to perfect certain collateral securing the 2033 Notes issued pursuant to the 2033 Notes Indenture and certain events of bankruptcy or insolvency.

The foregoing summary and description of the 2033 Notes Indenture and the 2033 Notes does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the 2033 Notes Indenture, which is filed as Exhibit 4.1 hereto and incorporated by reference herein.

Supplemental Indenture

As previously disclosed by the Company, on April 23, 2025, the Issuer commenced a solicitation of consents (the “Consent Solicitation”) from holders of the Issuer’s outstanding 6.875% Senior Unsecured Notes due 2028 (the “2028 Notes”) to adopt certain proposed amendments (the “Proposed Amendments”) to the indenture governing the 2028 Notes (the “2028 Notes Indenture”) that, if adopted, would among other things, eliminate substantially all restrictive covenants, certain events of default and certain other provisions contained in the 2028 Notes Indenture. The Consent Solicitation is being made by the Issuer in connection with the Issuer’s offer to purchase for cash any and all of the Issuer’s outstanding 2028 Notes (the “Tender Offer”). Each holder who validly tenders (or tendered) 2028 Notes pursuant to the Tender Offer is (or was) deemed to have validly delivered its related consent to the Proposed Amendments.

Also, as previously disclosed, as of 5:00 p.m., New York City time, on May 6, 2025, the Issuer received the requisite number of consents to adopt the Proposed Amendments, and as of such date and time, revocation rights for consents delivered in the Consent Solicitation expired and delivered consents ceased to be revocable, except as required by law.

On May 8, 2025, the Issuer, the guarantors and the trustee of the 2028 Notes entered into a supplemental indenture containing the Proposed Amendments (the “Supplemental Indenture”) to the 2028 Notes Indenture. As a result of the Supplemental Indenture, among other things, the following provisions have been removed from the 2028 Notes Indenture: (i) the limitation on indebtedness covenant, (ii) the limitation on restricted payments covenant, (iii) the limitation on restrictions on distributions from restricted subsidiaries covenant, (iv) the limitation on sales of assets and subsidiary stock covenant, (v) the limitation on liens covenant, (vi) the limitation on guarantees covenant, (vii) the limitation on affiliate transactions covenant, (viii) the provision requiring an offer to repurchase notes upon a change of control, (ix) the reporting covenant, (x) the maintenance of office or agency covenant, (xi) the corporate existence covenant, (xii) the payment of taxes covenant, (xiii) the provision requiring delivery of a compliance certificate, (xiv) the provision requiring a statement by officers as to default, (xv) the provision on designation of restricted and unrestricted subsidiaries, (xvi) certain provisions imposing limitations on mergers and consolidations and (xvii) certain events of default.

The Supplemental Indenture became effective upon execution on May 8, 2025, and the Proposed Amendments will be binding on all holders of 2028 Notes who did not validly tender their 2028 Notes in the Tender Offer.

The foregoing summary and description of the Supplemental Indenture does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Supplemental Indenture, which is filed as Exhibit 4.2 hereto and incorporated by reference herein.

The Tender Offer is being made solely by means of the Issuer’s Offer to Purchase and Consent Solicitation Statement, dated April 23, 2025. Under no circumstances shall this Current Report on Form 8-K constitute an offer to purchase or sell or the solicitation of an offer to purchase or sell the 2028 Notes or any other securities of the Issuer or any other person, nor shall there be any offer or sale of any 2028 Notes or other securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. In addition, nothing contained herein constitutes a notice of redemption of the 2028 Notes. No recommendation is made as to whether holders of 2028 Notes should tender their 2028 Notes.

Item 2.03.	Creation of a Direct Financial Obligations or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K under the caption “2033 Notes Indenture” is incorporated by reference in this Item 2.03.

Item 8.01.	Other Events.

The Issuer used the net proceeds from the sale and issuance of the 2033 Notes, together with cash on hand, to redeem all $699,924,000 aggregate principal amount of the Issuer’s outstanding 8.000% Senior Secured Notes due 2027 and to pay related fees and expenses.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

The following exhibits are filed herewith:

4.1	Indenture, dated as of May 9, 2025, among CHS/Community Health Systems, Inc., Community Health Systems, Inc., the guarantors party thereto and U.S. Bank Trust Company, National Association, as trustee and collateral agent, relating to the 10.750% Senior Secured Notes due 2033.

4.2	Fourth Supplemental Indenture, dated as of May 8, 2025, among CHS/Community Health Systems, Inc., Community Health Systems, Inc., the guarantors party thereto and Regions Bank, as trustee, relating to the 6.875% Senior Unsecured Notes due 2028.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 9, 2025	COMMUNITY HEALTH SYSTEMS, INC.
(Registrant)

	By:	/s/ Kevin J. Hammons
Kevin J. Hammons
President and Chief Financial Officer (principal financial officer)